Exhibit 99.1

FOR IMMEDIATE RELEASE

ADP COMPLETES SPINOFF OF CDK GLOBAL

With Separation Complete, ADP Sharpens Focus on Global Human Capital Management Market

Roseland, N.J., October 1, 2014 – ADP® (Nasdaq: ADP), a leading global provider of Human Capital Management (HCM) solutions, today announced that it has completed the spin-off of its Dealer Services business, now called CDK Global, Inc. (Nasdaq: CDK), to its stockholders.

“With the completion of the spin-off, ADP’s ongoing operations will be squarely focused on our global HCM strategy, where our solutions already enjoy a leading position,” said Carlos Rodriguez, president and chief executive officer, ADP. “This, combined with our scale and focus on innovation, will enable us to devote our full attention to developing solutions for our client’s most challenging HCM needs. By creating value for our customers, we anticipate continuing ADP’s tradition of creating value for our shareholders.”

A little over 65 years ago, ADP began as a manual payroll processing service in northern New Jersey. It expanded to offer services and products for human resources, time and labor management, benefits, talent management, and more. The company introduced its first cloud (Software as a Service, or SaaS) service for the HCM market in 1998, and now has 430,000 of its clients using cloud-based solutions.

Today, with a presence in more than 100 countries, ADP is a leading global provider of HCM solutions spanning the employee lifecycle from recruitment to retirement. Its clients range from single-employee small businesses to some of the world’s largest corporations, including 90 of the “Fortune® 100” companies.

As part of the spinoff, ADP stockholders received one share of CDK Global for every three shares of ADP common stock they held on the record date of September 24, 2014. CDK Global is now an independent, publicly-traded company in which ADP retains no ownership interest.

About ADP

Employers around the world rely on ADP® (Nasdaq: ADP) for cloud-based solutions and services to help manage their most important asset – their people. From human resources and payroll to talent management and benefits administration, ADP brings unmatched depth and expertise in helping clients build a better workforce. A pioneer in Human Capital Management (HCM) and business process outsourcing, ADP serves more than 610,000 clients in 100 countries. ADP.com

This document and other written or oral statements made from time to time by ADP may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: ADP’s success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in, or interpretations of, existing legislation or regulations, or compliance with new legislation or regulations; overall market, political and economic conditions, including interest rate and foreign currency trends; competitive conditions; our ability to maintain our current credit rating and the impact on our funding costs and profitability; vulnerability to security breaches, fraudulent acts, and system interruptions and failures; employment and wage levels; changes in technology; availability of skilled technical associates; and the impact of new acquisitions and divestitures. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed under “Item 1A. - Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 should be considered in evaluating any forward-looking statements contained herein.

Source: Automatic Data Processing, Inc.

Investor Relations Contact:

Sara Grilliot

973.974.7834

sara.grilliot@ADP.com

Media Contact:

Michael Schneider

973.567.1775

michael.schneider@ADP.com

#10#01#14#